UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 5.02 below regarding the employment agreement between Stephen Gillings and Purebase Corporation (the “Company”), which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 5.02 below, which disclosure is incorporated herein by reference.

The common stock issuable upon the exercise of the options will be exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, the Board of Directors of the Company appointed Mr. Gillings as the Company’s Chief Financial Officer, effective December 13, 2023.

Mr. Gillings, age 74, has been a controller/chief financial officer consultant with Now CFO of Newport Beach, California, a consulting firm for the past six years. As a consultant, Mr. Gillings assisted various business clients with the preparation of quarterly financial statements and notes and annual financial statements for year-end audits. Mr. Gillings also prepared and filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for SEC reporting companies. Prior to joining Now CFO, Mr. Gillings served for four years as chief financial officer of QuantumSphere, Inc. of Santa Ana, California, a manufacturer of nanometals (“QuantumSphere”) where his responsibilities included preparing public company SEC filings, developing policies and procedures and preparing monthly financial reports and analysis. Prior thereto, Mr. Gillings served for seven years as vice president, finance at QuantumSphere. Prior to joining QuantumSphere, Mr. Gillings served as controller for AllDigital of Irvine, California which provides digital broadcasting solutions and chief financial officer of I/Magic of Irvine California, a distributor of computer peripherals. Mr. Gillings has a Bachelor of Science in Accounting degree from the University of California, Berkeley and a Master of Business Administration degree from the California State University, Fullerton.

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Gillings, dated December 13, 2023 (the “Agreement”) under which Mr. Gillings will be paid a base salary of $100,000 per year. The Agreement may be terminated by Mr. Gillings at any time upon 90 days prior notice and by the Company, at any time, with or without “cause”, as defined in the Agreement. If the Agreement is terminated by the Company without cause, so long as Mr. Gillings is employed for six months, Mr. Gillings will be entitled to three months’ salary plus one additional month for every year of employment as a severance payment.

In addition, the Agreement provides for the grant to Mr. Gillings of an option to purchase 200,000 shares of the Company’s common stock, par value $0.001 per share, on each of December 13, 2023 and the first and second anniversaries thereof, at a purchase price per share equal to the fair market value of the Company’s publicly traded common stock on the date of grant. Each option vests one year from the date of grant, and is exercisable for three years, provided that Mr. Gillings is then employed by the Company. Upon termination of Mr. Gillings’ employment, other than for cause, any vested option will remain exercisable for 30 days after such termination. Mr. Gillings will also be eligible for discretionary annual bonuses based on performance.

The Agreement also contains customary confidentiality, non-competition, non-solicitation and non-disparagement provisions.

There are no arrangements or understandings between Mr. Gillings and any other person pursuant to which he was appointed as Chief Executive Officer of the Company. There are no family relationships between Mr. Gillings and any of the Company’s other officers or directors, or in any transactions in which Mr. Gillings had, or will have, a direct or indirect material interest, other than as described above.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On December 14, 2023, the Company issued a press release announcing the appointment of Mr. Gillings as the Company’s Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 13, 2023, between the Company and Stephen Gillings
99.1	Press Release, dated December 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2023	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer